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Exhibit 3.85

Government of Québec
 Inspector General of
Financial Institutions

Form 5 ARTICLES OF AMENDMENT Companies Act, R.S.Q., c. C-38 Part 1A

1.	Corporate name or number
Cascades FjordCell Inc.

2.	☒ Motion filed under sections 123.140 and following of the Companies Act
3.	The articles of the company are amended as follows:

4.	Effective date, if different from the date of filing (see instructions)	5.	Corporate name (or number) prior to the amendment, if different from that mentioned in Box 1
	April 15, 2002		FjordCell Inc.

If insufficient space, attach a schedule in duplicate.
Authorized signature (signed) Patrice Gervais, Director and V.P., Finance
Reserved for the administration Government of Québec Filed April 15, 2002
Inspector General of Financial Institutions

Government of Québec
 Inspector General of
Financial Institutions

Form 5 ARTICLES OF AMENDMENT Companies Act, R.S.Q., c. C-38 Part 1A

1.	Corporate name or number
FJORDCELL INC.

2.	☒ Motion filed under sections 123.140 and following of the Companies Act
3.	The articles of the company are amended as follows:
The articles of amendment of the company dated September 9, 1997 were signed by an officer. These articles are signed by a director in accordance with the provisions of the Companies Act (Québec).

4.	Effective date, if different from the date of filing (see instructions)	5.	Corporate name (or number) prior to the amendment, if different from that mentioned in Box 1
	September 9, 1997		9020-7200 Québec Inc.

If insufficient space, attach a schedule in duplicate.
Authorized signature (signed) Daniel Parrot, Director
Reserved for the administration Government of Québec Filed February 5, 2003
Inspector General of Financial Institutions

Government of Québec
 Inspector General of
Financial Institutions

Form 5 ARTICLES OF AMENDMENT Companies Act, R.S.Q., c. C-38 Part 1A

1.	Corporate name or number
FJORDCELL INC.

2.	Current address of the company:
772 Sherbrooke Street West, Suite 300 Montréal Québec H3A 1G1

3.	☒ Motion filed under sections 123.140 and following of the Companies Act
4.	The articles of the company are amended as follows:

The share capital of the company is amended by the addition of a fourth class of shares, being the class "D" shares, carrying the rights, privileges, conditions and restrictions described in paragraph D) attached hereto.

5.	Effective date, if different from the date of filing (see instructions)	6.	Corporate name (or number) prior to the amendment, if different from that mentioned in Box 1

If insufficient space, attach a schedule in duplicate.
Authorized signature (signed) Miranda Melfi
Reserved for the administration Government of Québec Filed April 22, 1998
Inspector General of Financial Institutions

SCHEDULE "A"

regarding

SHARE CAPITAL

        The share capital of the Company is unlimited and consists of three (3) classes of shares carrying the following rights, privileges, conditions and restrictions:

A)    CLASS "A" SHARES: The number of Class "A" shares is unlimited; these shares have no par value and carry the following rights, privileges, conditions and restrictions:

  1)
  Dividends and Participation. Subject to the rights and privileges attached to the other classes of shares, the Class "A" shareholders shall be entitled to:

  a)
  participate in the property, profits and asset surplus of the Company and for such purpose receive any dividends declared by the Company; and

  b)
  share in the remaining property upon the liquidation of the Company.

  2)
  Voting Rights. The Class "A" shareholders shall be entitled to vote at any meetings of the shareholders of the Company, and each Class "A" share shall entitle them to one (1) vote, except at meetings where the right to vote is limited to shareholders of another class.

B)    CLASS "B" SHARES: The number of Class "B" shares is unlimited; these shares have no par value and carry the following rights, privileges, conditions and restrictions:

  1)
  Dividends. When the Company declares a dividend, the Class "B" shareholders shall be entitled to receive, up to the amount of the dividend declared, in priority to the Class "A" and "C" shareholders, and out of the funds available for the payment of dividends, an annual and non-cumulative dividend at the prime rate charged on commercial loans by the financial institution of the Company on the date the dividend is declared less two percent (2%) per annum, on the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to Class "B" shares, and the date, time and terms of payment shall be determined by the directors.

  2)
  Return of Capital. If, for any reason, and in particular in the event of dissolution, voluntary winding-up or forced liquidation, there is a distribution of the assets of the Company, the Class "B" shareholders shall be entitled, in priority to the Class "A" and "C" shareholders, to reimbursement of the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "B" shares, plus the amount of all declared but unpaid dividends on the Class "B" shares.

  3)
  Additional Participation. The Class "B" shares shall not confer any other right to participate in the profits or asset surpluses of the Company.

  4)
  Voting Rights. Subject to the provisions of the COMPANIES ACT, the Class "B" shareholders shall not, in this sole capacity, be entitled to vote at meetings of the shareholders of the Company or entitled to attend same or receive notices of meetings.

  5)
  Right of Redemption. Subject to the provisions of Section 123.54 of the COMPANIES ACT, the Class "B" shareholders shall have, at all times, upon written request, the right to require that all or part of their shares be redeemed by the Company at a price equal to the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "B" shares, plus, where applicable, the amount paid by the Company as declared but unpaid dividends on such Class "B" shares. The Company shall redeem the shares upon receiving the request for redemption and shall have, as of such date, a period of thirty (30) days to pay the former Class "B" shareholders the redemption price for their shares. If the provisions of Section 123.54 of the COMPANIES ACT do not allow it to abide by such time limit, the Company shall pay a portion of the redemption price within the thirty (30)-day period, and shall pay any unpaid balance as soon as it can legally do so.

  The Class "B" shares so redeemed at the option of their holders shall be cancelled on the date of redemption, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "B" shares.

  6)
  Right to Purchase. Subject to the provisions of Section 123.56 of the COMPANIES ACT, the Company may, when it deems appropriate, without giving any notice or taking into account the other classes of shares, purchase by private agreement and at the best price possible, all or part of the Class "B" shares outstanding.

  The Class "B" shares so purchased shall be automatically cancelled on the date of purchase, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "B" shares.

  7)
  Veto Right. No conversion of the Class "B" shares and no creation of shares of any other classes ranking pari passu or prior to the Class "B"

  shares may be authorized and the above provisions relating to the Class "B" shares shall not be amended, nor can those relating to the shares of other classes, so as to confer on such shares rights or privileges equal to or greater than those attaching to the Class "B" shares, unless such creation, conversion or amendment has been approved by a vote of at least 3/4 of the Class "B" shares represented by their holders being present or represented at a special or special general meeting called for such purpose, in addition to the other procedures set forth in the COMPANIES ACT.

C)    CLASS "C" SHARES: The number of Class "C" shares is unlimited; these shares have no par value and carry the following rights, privileges, conditions and restrictions:

  1)
  Dividends. When the Company declares a dividend, the Class "C" shareholders shall be entitled to receive, up to the amount of the dividend declared, in priority to the Class "A" shareholders, but after the Class "B" shareholders, and out of the funds available for the payment of dividends, an annual, non-cumulative dividend at the prime rate charged on commercial loans by the financial institution of the Company on the date the dividend is declared less two percent (2%) per annum, on the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to Class "C" shares, and the date, time and terms of payment shall be determined by the directors.

  2)
  Return of Capital. If, for any reason, and in particular in the event of dissolution, voluntary winding-up or forced liquidation, there is a distribution of the assets of the Company, the Class "C" shareholders shall be entitled, in priority to the Class "A" shareholders, but after the Class "B" shareholders, to reimbursement of the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "C" shares, plus the amount of all declared but unpaid dividends on the Class "C" shares.

  3)
  Additional Participation. The Class "C" shares shall not confer any other right to participate in the profits or asset surpluses of the Company.

  4)
  Voting Rights. Subject to the provisions of the COMPANIES ACT, the Class "C" shareholders shall not, in this sole capacity, be entitled to vote at meetings of the shareholders of the Company or entitled to attend same or to receive notices of meetings.

  5)
  Unilateral Right of Redemption. Subject to the provisions of Section 123.53 of the COMPANIES ACT, the Company may, when it deems appropriate and on thirty (30) days' written notice, unilaterally redeem the Class "C" shares at a price equal to the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "C" shares, plus the amount of all declared but unpaid dividends on such shares. In the event of a partial redemption, the shares shall be redeemed on a pro rata basis according to the number of Class "C" shares outstanding, without taking into account fractional shares.

  The Class "C" shares so redeemed shall be cancelled on the date of redemption, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "C" shares.

  6)
  Right to Purchase. Subject to the provisions of Section 123.56 of the COMPANIES ACT, the Company may, when it deems appropriate, without giving any notice or taking into account the other classes of shares, purchase by private agreement and at the best price possible, all or part of the Class "C" shares outstanding.

  The Class "C" shares so purchased shall be automatically cancelled on the date of purchase, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "C" shares.

  7)
  Veto Right. No conversion of the Class "C" shares and no creation of shares any the other classes ranking pari passu or prior to the Class "C" shares may be authorized and the above provisions relating to the Class "C" shares shall not be amended, nor can those relating to the shares of other classes, so as to confer on such shares rights or privileges equal to or greater than those attaching to the Class "C" shares, unless such creation, conversion or amendment has been approved by a vote of at least 3/4of the Class "C" shares represented by their holders being present or represented at a special or special general meeting called for such purpose, in addition to the other procedures set forth in the COMPANIES ACT.

D)    CLASS "D" SHARES: The number of Class "D" shares is unlimited; these shares have no par value and carry the following rights, privileges, conditions and restrictions:

  1)
  Dividends. The Class "D" shares do not confer any right to receive dividends.

  2)
  Return of Capital. If, for any reason, and in particular in the event of dissolution, voluntary winding-up or forced liquidation, there is a distribution of the assets of the Company, the Class "D" shareholders shall be entitled, after the Class "A", "B" and "C" shareholders, to reimbursement of the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "D" shares.

  3)
  Additional Participation. The Class "D" shares shall confer the right to participate in the profits and asset surpluses of the Company after the Class "A", "B" and "C" shareholders.

  4)
  Voting Rights. Subject to the provisions of the COMPANIES ACT, the Class "D" shareholders shall not, in this sole capacity, be entitled to vote at meetings of the shareholders of the Company, nor to attend same or receive notices thereof.

  5)
  Right of Exchange. Upon written request by any holder of Class "D" shares, the Board of Directors shall exchange the Class "D" shares covered by such exchange request and registered in the name of such holder for Class "A" shares, the whole in accordance with the following terms and conditions:

  a)
  The exchange request must be signed by the registered holder of the Class "D" shares or by his attorney and be given to the Secretary of the Company together with the certificate(s) representing the Class "D" shares to be exchanged, duly endorsed. The exchange request shall specify the number of Class "D" shares that the holder wishes to exchange.

  b)
  Upon receipt of the exchange request, such date constituting the date of exchange, the Board of Directors shall promptly exchange the applicable Class "D" shares for Class "A" shares, on the basis of one (1) Class "A" share for every Class "D" share exchanged.

  c)
  The holder of the Class "D" shares exchanged shall be entitled to receive a certificate representing a corresponding number of Class "A" shares, together with, where applicable, a certificate for the remainder of his Class "D" shares represented by the original certificate(s) which are not being exchanged.

  d)
  As of the exchange date,

  i)
  the Class "D" shares exchanged shall be deemed irrevocably cancelled, and their holder shall cease to benefit from the rights attaching thereto, except the right to receive the certificate representing the Class "A" shares to which he is entitled;

  ii)
  the Class "A" shares issued in exchange for the Class "D" shares shall be deemed to be issued and outstanding and their holder shall benefit from the rights attaching thereto;

  iii)
  the issued and paid-up share capital account for the Class "D" and Class "A" shares shall be amended in accordance with the Act.

  6)
  Veto Right. No conversion of Class "B" or "C" shares nor any creation of shares of any other classes ranking equally with or prior to the Class "D" shares shall be authorized and the above provisions relating to the

  Class "D" shares shall not be amended, nor can those relating to the shares of other classes, so as to confer on such shares rights or privileges equal to or greater than those attaching to the Class "D" shares, unless such creation, conversion or amendment has been approved by a vote of at least 3/4 of the Class "D" shares represented by their holders being present or represented at a special or special general meeting called for such purpose, in addition to the other procedures set forth in the COMPANIES ACT.

SCHEDULE "B"

regarding

RESTRICTIONS ON TRANSFERS
OF SHARES

No transfers of the Company's shares may be made without the consent of the directors, which shall be evidenced by a resolution of the Board of Directors. However, such consent may be given after the transfer has been registered in the books of the Company, in which case it shall be valid and shall become effective retroactively to the date of registration of the transfer of shares.

SCHEDULE "C"

regarding

OTHER PROVISIONS

1.
The number of shareholders of the Company shall be limited to fifty, excluding those presently or formerly employed by the Company or a subsidiary; two or more persons holding one or more shares jointly shall be counted as a single shareholder;

2.
Any public offerings by the Company are prohibited.

3.
The directors may, when they deem appropriate:

a)
borrow funds on the credit of the Company;

b)
issue debentures or other securities of the Company and grant security on them or sell them for the price and sum deemed appropriate;

c)
notwithstanding the provisions of the Civil Code, hypothecate, mortgage or pledge the movable and immovable property of the Company, present or future, to guarantee the payment of such debentures or other security, or give only partial security for the same purposes; and constitute the hypothec, mortgage or pledge mentioned above by trust deed, in accordance with Sections 27 and following of the Special Corporate Powers Act (R.S.Q., c. P-16), or in any other manner;

d)
hypothecate or pledge immovables, or pledge or otherwise charge the movable property of the Company, or grant these various types of guarantee to secure the payment of borrowings made otherwise than by the issuance of debentures, as well as the payment or performance of other debts, contracts and undertakings of the Company.

Government of Québec
 Inspector General of
Financial Institutions

Form 5 ARTICLES OF AMENDMENT Companies Act, R.S.Q., c. C-38 Part 1A

1.	Corporate name or number
FJORDCELL INC.

2.	☒ Motion filed under sections 123.140 and following of the Companies Act
3.	The articles of the company are amended as follows:
The name of the company is changed to:
FJORDCELL INC.

5.	Effective date, if different from the date of filing (see instructions)	6.	Corporate name (or number) prior to the amendment, if different from that mentioned in Box 1
	N/A		9020-7200 QUÉBEC INC.

If insufficient space, attach a schedule in duplicate.
Authorized signature (signed) Luc O. Désy, Secretary
Reserved for the administration
Government of Québec Filed September 9, 1997
Inspector General of Financial Institutions

Government of Québec
 Inspector General of
Financial Institutions

Form 1 ARTICLES OF INCORPORATION Companies Act, R.S.Q., c. C-38 Part 1A

1	Corporate name or number
9020-7200 QUÉBEC INC.

2	Judicial district of Québec where the company has its head office	3	Exact number or maximum and minimum no. of directors	4	Effective date if later than filing date
Montréal		MINIMUM: 1 MAXIMUM: 10		N/A

5	Description of share capital
See Schedule "A", which forms an integral part hereof.

6	Restrictions on share transfers, if any
See Schedule "B", which forms an integral part hereof.

7	Limitations on its activities, if any
Nil

8	Other provisions
See Schedule "C", which forms an integral part hereof.

9	Founders
Surname and first name	Address including postal code (if a corporation, indicate the head office and statute of incorporation)	Signature of each founder (if a corporation, signature of authorized person)
Cascades Inc.	404 Marie Victorin Kingsey Falls Québec, Canada J0A 1B0 Companies Act, Pt. 1A	(sgd)

If insufficient space, attach a schedule in duplicate
Reserved for administration
Government of Québec Filed May 18, 1995
Inspector General of Financial Institutions

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  Exhibit 3.85
SCHEDULE "A" regarding SHARE CAPITAL
SCHEDULE "B" regarding RESTRICTIONS ON TRANSFERS OF SHARES
SCHEDULE "C" regarding OTHER PROVISIONS